Exhibit 99.3

ALPINE BIOSCIENCES, INC.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of Oncothyreon Inc.

We have audited the accompanying financial statements of Alpine Biosciences, Inc., formerly known as Andaman Therapeutics, Inc., which comprise the balance sheet as of December 31, 2013, and the related statements of operations and comprehensive loss, stockholder’s deficit and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpine Biosciences, Inc. at December 31, 2013, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Seattle, Washington

October 22, 2014

ALPINE BIOSCIENCES, INC.

BALANCE SHEET

December 31, 2013
Assets
Current assets:
Cash	$93,710

Total assets	$93,710

Liabilities and stockholder’s deficit
Current liabilities:
Notes payable, related parties	357,455

Total current liabilities	357,455
Commitments and contingencies
Stockholder’s deficit:
Common stock, $0.0001 par value per share; 10,000,000 shares authorized as of December 31, 2013; 1,000,000 shares issued and outstanding as of December 31, 2013	10
Additional paid-in capital	174,990
Accumulated deficit	(438,745)

Total stockholder’s deficit	(263,745)

Total liabilities and stockholder’s deficit	$93,710

See accompanying notes to financial statements.

ALPINE BIOSCIENCES, INC.

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

Year Ended December 31, 2013
Operating Expenses:
Research and development	$7,500
General and administrative	127,117

Total operating expenses	134,617

Loss from operations	(134,617)

Interest expense	(7,755)

Net loss and comprehensive loss	$(142,372)

See accompanying notes to financial statements.

ALPINE BIOSCIENCES, INC.

STATEMENT OF STOCKHOLDER’S DEFICIT

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2013	1,000,000	$10	$174,990	$(296,373)	$(121,373)
Net loss and comprehensive loss				(142,372)	(142,372)

Balance at December 31, 2013	1,000,000	$10	$174,990	$(438,745)	$(263,745)

See accompanying notes to financial statements.

ALPINE BIOSCIENCES, INC

STATEMENT OF CASH FLOWS

Year Ended December 31, 2013
Operating activities
Net loss and net cash used in operating activities	$(142,372)

Financing activities
Proceeds from note payable, due to Jay Venkatesan	250,000
Principal payments on notes payable, due to Jay Venkatesan	(175,000)
Note payable to affiliate, Ayer Capital Management, LP	134,782

Net cash provided by financing activities	209,782

Net increase in cash during period	67,410
Cash at beginning of period	26,300

Cash at end of period	$93,710

See accompanying notes to financial statements.

ALPINE BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Description of Business

Alpine Biosciences, Inc. (the “Company” or “Alpine Inc.”), formerly operating as Andaman Therapeutics, Inc. (“Andaman”), was incorporated in the state of Delaware on December 14, 2011. Alpine Inc. is a life science company whose mission is to identify technology for the development of novel therapeutics to treat a wide range of diseases. To date, the Company has identified a novel platform to create nanotechnology protocells out of work conducted at the University of New Mexico and Sandia National Laboratories. The Company has secured an exclusive right to negotiate a license to this platform.

Certain Significant Risks and Uncertainties

The Company’s business involves inherent risks. These risks include, among others, dependence on key personnel, ability to secure scarce resources of personnel and capital, ability to fully execute a license to novel technologies, patentability of licensed technology, availability of contract manufacturers for novel technology and ability to successfully conduct preclinical and clinical development activities. The identified technology the Company is pursuing could become obsolete or diminished in value by discoveries and developments at other organizations.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments with a purchased maturity of three months or less to be cash and cash equivalents. The Company’s cash is held in checking accounts and approximates fair value.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash and notes payable approximate their fair values due to the short-term nature of those amounts.

Research and Development Expenses

Research and development expenses consist primarily of consulting arrangements, and other expenses incurred to maintain the Company’s intellectual property rights on programs. Research and development costs are expensed as incurred.

General and Administrative Expenses

General and administrative expenses consist primarily of consulting arrangements, legal and patent related costs associated with the filing and prosecution of patent applications.

Interest Expense

Interest expense relates to interest incurred on the outstanding balance of notes payable.

Income Taxes

The Company accounts for income taxes under the liability method. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and federal income tax bases of assets and liabilities and are measured using the tax rates that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that the net deferred tax asset will not be realized.

ALPINE BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

The Company recognizes the financial statement effects of a tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company did not accrue any material uncertain tax positions nor does the Company expect any material change in its position in the next twelve months. Penalties and interest would be reflected in income tax expense. The Company is subject to examination by taxing authorities for the open tax years since the Company’s inception in 2011.

Comprehensive Loss

Comprehensive loss consists of net loss and other gains and losses affecting stockholder’s deficit that under GAAP are excluded from net loss. The Company has no items of other comprehensive loss; as such, net loss equals comprehensive loss.

Recently Issued Accounting Standards

In July 2013, FASB issued guidance on presentation of an unrecognized tax benefit in financial statements when a net operating loss (“NOL”) carryforward, a similar tax loss, or a tax credit carryforward exists. This guidance requires an entity to present an unrecognized tax benefit as a reduction of a deferred tax asset for an NOL carryforward, or similar tax loss or tax credit carryforward, rather than as a liability when (1) the uncertain tax position would reduce the NOL or other carryforward under the tax law of the applicable jurisdiction and (2) the entity intends to use the deferred tax asset for that purpose. The guidance does not require new recurring disclosures. For nonpublic entities, this guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. The Company is currently evaluating the impact this standard will have on the Company’s financial position or results of operations.

Note 3. License Agreements

ARYx

On March 5, 2012, the Company, through its predecessor entity, Andaman, entered into an Asset Purchase Agreement (the “Asset Agreement”) with ARYx Therapeutics, Inc. (“ARYx”) for the purchase of all of the intangible and tangible assets of the ATI-9242 research program. Under the terms of the Asset Agreement, Andaman made an initial payment of $50,000, which was recorded as part of research and development expense in the first quarter of 2012. In addition, the Company may be required to make contingent milestone payments of up to approximately $4.3 million upon the occurrence of certain clinical development and regulatory milestones. In addition, the Company would be required to pay a royalty of 0.5% on net sales of licensed products. If the Company generates income from a sublicense on any of the licensed rights, it is obligated to pay ARYx 15% of such income received from the sublicensee. However, in no event shall the total of the initial and contingent milestone payments due to ARYx under the Asset Agreement exceed $4.3 million.

STC.UNM

On July 22, 2013, the Company entered into an exclusive option agreement with STC.UNM for the exclusive right to negotiate a license to two patents for commercial purposes. Under the terms of this agreement, the Company made an initial payment of $7,500 for a six month option to negotiate, which was extended by nine months for an additional payment of $12,500.

Note 4. Common Stock

As of December 31, 2013, 1,000,000 shares of common stock of the Company, formerly operating as Andaman, were issued and outstanding. All shares were owned by Dr. Venkatesan, the Company’s sole shareholder. The Company’s common stock has no preferences or privileges and is not redeemable. Holders of common stock are entitled to one vote for each share.

ALPINE BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Note 5. Notes Payable and Related Party Transactions

In 2013, Dr. Venkatesan was the sole shareholder of the Company’s predecessor entity, Andaman, and also the Managing Member of Ayer Capital Management, LP. Andaman entered into related party transactions with Dr. Venkatesan for demand promissory notes in 2012 and 2013 and a loan agreement with Ayer Capital Management, LP in 2013, as described in the following paragraphs.

Notes payable — Dr. Venkatesan

On March 2, 2012, April 5, 2012 and May 16, 2013, the predecessor to the Company, Andaman, entered into demand promissory notes (the “Notes”) with Dr. Venkatesan pursuant to which Dr. Venkatesan loaned Andaman $25,000, $100,000 and $250,000, respectively. The outstanding principal and accrued interest under the Notes were due and payable by Andaman on demand at any time, but in no event later than one year from the date of issuance of each respective Note. The terms of the Notes provide that payment is first credited to principal and with any remainder applied to accrued interest due. Interest accrues at a rate of 3% per annum. The Notes are classified as current liabilities on the balance sheet. As of December 31, 2013, the balance of the Notes, including accrued interest was $106,210.

Notes payable — Ayer Capital Management, LP

In March 2012, Andaman, the predecessor to the Company entered into a note agreement (“Loan”) with Ayer Capital Management, LP (“Lender”), a related party. Subject to the terms of the Loan, the Lender agreed to pay for certain on-going expenses associated with the maintenance and development of the ATI-9242 program acquired from ARYx. The Loan accrued interest at a fixed rate of 3% per annum. The Loan has no set maturity date; however, the debt is considered due and payable in full on the withdrawal of the Loan by written consent of either party. The balance on the Loan, including accrued interest, at December 31, 2013 was $251,245. The Loan was classified as a current liability on the balance sheet and included accrued interest of $4,555. Interest expense in 2013 was $3,686.

Note 6. Income Taxes

The Company is liable for taxes in the United States. For the year ended December 31, 2013, the Company recorded no tax liability or expense. The primary difference between the federal rate and statutory rate relates to the change in valuation allowance on the deferred tax assets.

The significant components of the deferred tax asset at December 31, 2013, relate to tax net operating loss carry-forwards and various capitalized expenses including license fees and startup costs which amount to approximately $45,000 and $105,000, respectively, and to non-deductible accrued interest of $4,000. The Company has provided a full valuation allowance against the deferred tax assets due to uncertainty over whether such assets will ultimately be realized based on the Company’s history of losses. The valuation allowance increased by approximately $50,000 from 2012 to 2013.

At December 31, 2013, the Company had net operating loss carry-forwards that are available to offset future taxable income of approximately $129,000. The tax net operating losses begin to expire in 2032.

The Company follows the provisions of ASC 740-10. Accounting for Uncertainty in Income Taxes – an interpretation of ASC 740, Accounting for Income Taxes. The interpretation specifies how tax benefits for uncertain tax positions are to be recognized, measured, and recorded in financial statements; requires certain disclosures of uncertain tax matters, specifies how reserves for uncertain tax positions should be classified on the statement of financial position, and provides transition and interim period guidance, among other provisions. Interest and penalties related to any tax contingencies would be included in income tax expense. The Company had no uncertain tax positions at December 31, 2013. All tax years are open to exam by taxing authorities.

ALPINE BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Note 7. Subsequent Events

We have evaluated subsequent events through October 22, 2014, which is the date the financial statements were available to be issued.

On January 14, 2014, Andaman and Alpine Biosciences, LLC (“Alpine LLC”) entered into a merger agreement. In the merger, Alpine LLC merged into Andaman, the surviving entity, and the surviving entity was renamed Alpine Biosciences, Inc. (“Alpine Inc”). In connection with the merger, all of the membership interests of Mitchell H. Gold (“Investor”), sole shareholder of Alpine LLC, were converted into 5,000,000 shares of the Company’s common stock. Pursuant to the merger, Dr. Venkatesan purchased an additional 4,000,000 shares of common stock. Payment for the stock was comprised of cash of $93,790 and forgiveness of all amounts due under the demand promissory notes of $106,210. In addition, as a condition of the merger agreement, the Company and Ayer Capital Management, LP agreed to extinguish the debt obligations of the note payable entered into in March 2012. The Note was cancelled and in consideration of such cancellation, the Company granted to Ayer the right to receive an 80% share of the economic interest arising, following the merger, from the exploitation by the Company of the ATI-9242 research program purchased from ARYx. The amount cancelled on the note payable was $251,490. Post-merger, the Investor and Dr. Venkatesan each owned 5,000,000 shares of Alpine Inc.

On July 30, 2014, the Company entered into an exclusive license agreement with STC.UNM, by assignment from The Regents of the University of New Mexico (the “License Agreement”), to license the rights to use certain technology relating to protocells and mesoporous silica nanoparticle delivery platform, effective as of June 30, 2014. Under the terms of the License Agreement, the Company has the right to conduct research, clinical development and commercialize all inventions and products that are developed from the platform technology in certain fields of use as described in the License Agreement. In exchange for the exclusive license, the Company is obligated to make a series of payments under the terms of the License Agreement, including an upfront payment of $200,000 which was made upon the execution of the License Agreement. The upfront payment was reduced by a credit of $30,000 for the previous payment made for the exclusive option to negotiate a license between STC.UNM and the Company, or its predecessor companies. On July 14, 2014, the Company entered into a sponsored research agreement (the “SRA”) with The Regents of the University of New Mexico to perform research on an agreed work plan relating to mesoporous nanoparticle technology (“Protocells”). The SRA commences on the effective date of July 14, 2014 and continues until April 14, 2015. The SRA is a fixed price agreement in the amount of $402,754. The first payment was due upon execution of the SRA in the amount of $160,362 and the remainder is due at the commencement of month six of the SRA, or when particles are validated sufficiently to begin a second phase of experiments as further described in the work plan of the SRA. Either party may at its sole option terminate the SRA with 60 days’ notice.

On August 8, 2014, Alpine Biosciences, Inc. merged into and with Protocell Therapeutics Inc., a wholly owned subsidiary of Oncothyreon Inc. The merger consideration received by Alpine Inc. shareholders was 10% of the fully diluted, post transaction, common shares outstanding of Oncothyreon Inc., or 9,294,524 shares. The total value of the acquisition was $27.2 million based on the closing price of Oncothyreon’s common stock on the day of the merger, which was $2.93 per share. Prior to the closing of the merger, Alpine Inc. eliminated substantially all liabilities of the company and Oncothyreon assumed net liabilities of approximately $139,000. The merger consideration shares were adjusted to 9,245,344 to offset the net liabilities assumed at the closing.